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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the captions "Experts" and "Selected Financial and Other Data" and to the use of our reports dated March 16, 1998, in Amendment No. 2 to the Registration Statement (S-1 and S-4) and related Prospectus of Renaissance Media Group LLC, Renaissance Media (Louisiana) LLC, Renaissance Media (Tennessee) LLC, and Renaissance Media Capital Corporation for the registration of $163,175,000 10% Senior Discount Notes Due 2008.

                                             ERNST & YOUNG LLP

New York
August 27, 1998